Exhibit 5.1

June 4, 2026

Fold Holdings, Inc.

2942 North 24th Street, Suite 115, #42035

Phoenix, Arizona, 85016

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are outside counsel to Fold Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of up to 2,905,156 additional shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), consisting of (i) 2,420,963 Shares reserved for issuance under the Company’s 2025 Incentive Award Plan (the “Incentive Plan”) as a result of the annual evergreen increase under the Incentive Plan, and (ii) 484,193 Shares reserved for issuance under the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”) as a result of the annual evergreen increase under the ESPP (the Incentive Plan and the ESPP, together, the “Plans”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied solely upon (i) the third amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the second amended and restated bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plans, (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plans and the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto.

Our opinions contained herein are limited to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

Fold Holdings, Inc. June 4, 2026 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only as of the date hereof and we assume no obligation to update the opinions set forth herein at any date subsequent to the date hereof.

Very truly yours,

/s/ BROWN RUDNICK LLP